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                                                                  Exhibit 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-35041) of The Fortress Group, Inc. of our report dated February 21, 2000, except for the fourth paragraph of Note 2, as to which the date is July 10, 2000, relating to the financial statements, which appears in this Form 10-K.




                                         PricewaterhouseCoopers LLP

Washington, DC
March 28, 2001